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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Willis Group Holdings Limited on Amendment No. 1 to Form S-3 (File No. 333-112354), which Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-104439), and in the Registration Statements No. 333-62780 and No. 333-63186 of Willis Group Holdings Limited on Form S-8, of our report dated February 4, 2004, appearing in this Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

March 15, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT